UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2021

Superior Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 2900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 9, 2021, Superior Energy Services, Inc., a Delaware corporation (the “Seller”), entered into a Securities Purchase and Sale Agreement (the “Purchase Agreement”) with SES Holdings, LLC, a Delaware limited liability company (the “Buyer”), Select Energy Services, Inc., a Delaware corporation (the “Parent”) (solely to the extent stated therein), and Complete Energy Services, Inc., a Delaware corporation (the “Company”) (solely to the extent stated therein). Pursuant to the Purchase Agreement, the Buyer acquired certain of the Seller’s onshore oilfield services operations in the United States (the “Business”) through the acquisition of 100% of the equity interests of the Company, for a purchase price of approximately $14.0 million in cash and the issuance of 3.6 million shares of Class A common stock, $0.01 par value, of the Parent, subject to customary post-closing adjustments. The Purchase Agreement also contains certain registration rights of the Seller which requires the Parent to file a registration statement with the Securities and Exchange Commission for the resale of the Class A common stock issued to the Seller. The Purchase Agreement contains customary representations, warranties and covenants.

The above description of the Purchase Agreement has been included to provide investors with information regarding the terms of the Purchase Agreement. It is not intended to provide any other factual information about the Seller, the Company, the Business or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Seller. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Seller, the Business or any of their respective subsidiaries, affiliates or businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superior Energy Services, Inc.

Date: July 15, 2021	By:	/s/ Blaine D. Edwards
Blaine D. Edwards
Executive Vice President and General Counsel